SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting material Pursuant to Rule 14a-12

Newell Brands Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 6, 2018, the board of directors (the ‘‘Board”) of Newell Brands Inc. (the “Company”) mailed a letter to the Company’s shareholders (the “April 6 Shareholder Letter”) encouraging them to vote for the Board’s nominees at the Company’s 2018 Annual Meeting of Shareholders. The April 6 Shareholder Latter was included in the proxy materials distributed by the Company to the Company’s shareholders. A copy of the April 6 Shareholder Letter is attached here as Exhibit 1.

Exhibit 1

April 6, 2018

VOTE YOUR WHITE PROXY CARD TODAY TO SUPPORT THE NEWELL BRANDS

BOARD OF DIRECTOR NOMINEES

Dear Fellow Shareholders:

At our Annual Meeting of Stockholders on May 15, 2018, you will be asked to make an important decision regarding the future of Newell Brands.

With the support of one of our largest shareholders—Carl C. Icahn, Chairman of Icahn Enterprises—your Board of Directors and management team have taken bold, decisive actions to transform Newell Brands into a simpler, leaner and more profitable company that is well positioned for success. These changes include a comprehensive refreshment of the Board and the development of an expanded accelerated transformation plan (the “Accelerated Transformation Plan”). The new Board is focused and committed to both driving the Accelerated Transformation Plan into action and reigniting performance of the remaining core business, which we believe will be tremendously valuable for shareholders. Our new Board and management are completing their comprehensive review of all our businesses and look forward to providing shareholders with further details of the Accelerated Transformation Plan later this month. We are confident in our enhanced strategy and optimistic about our future.

The Board appreciates Mr. Icahn’s support and we welcome his nominees to the Board who we believe will help to reinvigorate Newell. Mr. Icahn has a well-deserved reputation as a successful investor who has had a strong and remarkable record of greatly enhancing value for all shareholders when he or his representatives have joined a company’s board. Recent examples include Ebay/PayPal, Motorola, Herbalife, Manitowoc, Forest Laboratories and Hologic, to name just a few.

While the new Board and management are laser focused on transforming the company and enhancing shareholder value, Starboard Value and Opportunity Master Fund Ltd. (together with its affiliates, “Starboard”), is threatening the value of your investment by insisting on conducting a disruptive proxy fight. Newell Brands recommends all shareholders elect the Board of Directors’ qualified nominees by voting on the enclosed WHITE proxy card today.

To elect the Newell Brands Board of Directors’ nominees, we encourage you to vote today by telephone, internet, or by signing and dating the enclosed
WHITE proxy card and returning it in the postage-paid envelope provided.

STARBOARD IS RELYING ON MISINFORMATION AND

HAS NO PLAN

Prior to launching their original campaign to replace the entire Newell Board, Starboard could have reached out to management to ask questions, conduct due diligence and attempt to better understand our company and our industry. But instead, Starboard chose to rely upon Martin Franklin’s version of recent events at Newell Brands and failed to seek any other company views that would have allowed them to develop a fully informed view of the company and industry.

Starboard has no plan. Martin Franklin was their plan, but Martin Franklin and his team are no longer part of the Starboard fight. Even when Starboard did have Franklin as part of their team, their plan was based on a dated business model that relied upon an acquisition led strategy that was fueled by an entirely different retail, credit and acquisition value environment.

Proxy fights are serious, expensive and disruptive events that are imperative at times when a company’s board requires replacement. Today, however, Newell has a new Board. We have a new Chairman and seven other highly-qualified new directors and nominees. One of our new directors is the Chairman of the Finance Committee which is responsible for overseeing the company’s divestitures. We are disappointed that even with a new Board in place at Newell, Starboard has decided to continue pursuing its disruptive proxy fight in order to elect directors to a Board that already has eight new directors.

PROTECT THE VALUE OF YOUR INVESTMENT IN NEWELL BRANDS:

VOTE THE WHITE PROXY CARD TODAY

Whether or not you plan to attend the Annual Meeting, you have an opportunity to protect your investment in Newell Brands by voting the WHITE proxy card “FOR” all of our director nominees: David L. Atchison, Patrick D. Campbell, James R. Craigie, Debra A. Crew, Brett M. Icahn, Andrew N. Langham, Courtney R. Mather, Michael B. Polk, Judith A. Sprieser, Steven J. Strobel and Michael A. Todman.

Your vote is extremely important, no matter how many shares you own. We urge you to vote today by telephone, internet, or by signing and dating the enclosed WHITE proxy card and returning it in the provided postage-paid envelope.

We believe Newell Brands is now embarking on a path to significant value creation. To that end, the new Board’s singular focus at this time is devising, articulating and executing the multi-year strategic transformation and operational turnaround that will once again make Newell Brands a best-in-class consumer products company that delivers outstanding returns.

This is a critical moment in our history, and we hope that we can count on your continued support. We look forward to further detailing our Accelerated Transformation Plan in the weeks ahead.

Sincerely,

The Board of Directors of Newell Brands Inc.

Additional Information

In connection with Newell Brands’ 2018 Annual Meeting of Shareholders, Newell Brands has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement and other documents, including a WHITE proxy card. SHAREHOLDERS ARE ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS WHEN FILED WITH THE SEC AND WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. Investors and other interested parties may obtain the documents free of charge at the SEC’s website, www.sec.gov, or from Newell Brands at its website, www.newellbrands.com, or through a request in writing sent to Newell Brands at 221 River Street, Hoboken, New Jersey, 07030, Attention: General Counsel, or by contacting Newell Brands’ proxy solicitor, Morrow Sodali at (800) 662-5200 or at NWLinfo@morrowsodali.com.

Caution Concerning Forward-Looking Statements

Statements in this letter, other than those of historical fact, particularly those anticipating future financial performance, business prospects, growth, operating strategies and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements generally can be identified by the use of words such as “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “will,” “should,” “would” or similar statements. The Company cautions that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. In addition, there are no assurances that the Company will complete any or all of the potential transactions, or other initiatives referenced here. Actual results may differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:

•	uncertainties regarding future actions that may be taken by Starboard in furtherance of its stated intention to nominate director candidates for election at Newell Brands’ 2018 Annual Meeting;

•	potential operational disruption caused by Starboard’s actions that may make it more difficult to maintain relationships with customers, employees or suppliers;

•	the Company’s dependence on the strength of retail, commercial and industrial sectors of the economy in various parts of the world;

•	competition with other manufacturers and distributors of consumer products;

•	major retailers’ strong bargaining power and consolidation of the Company’s customers;

•	the Company’s ability to improve productivity, reduce complexity and streamline operations;

•	the Company’s ability to develop innovative new products, to develop, maintain and strengthen end-user brands and to realize the benefits of increased advertising and promotion spend;

•	risks related to the Company’s substantial indebtedness, potential increases in interest rates or changes in the Company’s credit ratings;

•	the Company’s ability to effectively accelerate its transformation plan and explore and execute its strategic options;

•	the Company’s ability to complete planned acquisitions and divestitures, to integrate Jarden and other acquisitions and unexpected costs or expenses associated with acquisitions or dispositions;

•	changes in the prices of raw materials and sourced products and the Company’s ability to obtain raw materials and sourced products in a timely manner;

•	the risks inherent to the Company’s foreign operations, including currency fluctuations, exchange controls and pricing restrictions;

•	a failure of one of the Company’s key information technology systems or related controls;

•	future events that could adversely affect the value of the Company’s assets and require impairment charges;

•	the impact of United States or foreign regulations on the Company’s operations, including environmental remediation costs;

•	the potential inability to attract, retain and motivate key employees;

•	the resolution of tax contingencies resulting in additional tax liabilities;

•	product liability, product recalls or related regulatory actions;

•	the Company’s ability to protect its intellectual property rights;

•	significant increases in the funding obligations related to the Company’s pension plans; and

•	other factors listed from time to time in the Company’s filings with the SEC including, but not limited to, the Company’s most recent Annual Report on Form 10-K.

The information contained in this letter is as of the date indicated. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments.

If you have any questions or require assistance in voting your WHITE proxy card, please contact our proxy solicitor:

509 Madison Avenue

Suite 1608

New York, NY 10022

(800) 662-5200

NWLinfo@morrowsodali.com